UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 7, 2005
AirNet Systems, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-13025	31-1458309

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Star Check Drive, Columbus, Ohio	43217

(Address of principal executive offices)	(Zip Code)
(614) 409-4900

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.
     On December 7, 2005, AirNet Systems, Inc. (“AirNet”) received notice from a major bank customer, which was later confirmed by a letter dated December 12, 2005, that the customer intended to terminate, effective March 3, 2006, a certain portion of the air transportation services provided by AirNet. During AirNet’s third fiscal quarter and the nine months ended September 30, 2005, these air transportation services for this bank customer accounted for approximately $.4 million and $1.2 million, respectively, of AirNet’s Bank services revenues (including $57,000 and $132,000, respectively, in fuel surcharge revenues). The bank customer indicated in its letter that it remains focused and committed to other dispatch services currently being provided by AirNet.
     In response to this notification, AirNet has begun planning changes to its route schedule and is exploring other cost reduction strategies to reduce the financial impact of this revenue loss. To date, AirNet has been able to identify direct cost reductions of approximately 60-65 percent of the anticipated revenue loss by changing its route schedule.
     AirNet does not anticipate any disruption in services to any of its other bank customers as a result of these changes in its route schedule.
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Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRNET SYSTEMS, INC.
By:	/s/ Gary W. Qualmann

Gary W. Qualmann Chief Financial Officer, Treasurer and Secretary
Date: December 13, 2005